UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2013

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah                            84121

(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2013, Val J. Christensen, a director of the Registrant since 1999, tendered his resignation from the Board of Directors of the Registrant.  Mr. Christensen has accepted a volunteer posting overseas for his church effective July 1, 2013.  The Nominating Committee of the Registrant proposed Dr. R. Scott Ward as a nominee to fill the vacancy created by Mr. Christensen’s anticipated departure.  The board of directors of the Registrant accepted Mr. Christensen’s resignation and appointed Dr. Ward to fill the vacancy at the meeting of the board of directors held June 3, 2013.

Dr. Ward is chairman and a professor of the Department of Physical Therapy at the University of Utah.  He is also the chair of the Rehabilitation Committee of the American Burn Association and a member of the Rehabilitation Committee of the International Society for Burn Injury (2003 to present), and the past president of the American Physical Therapy Association (2006-2012).  In addition to his teaching and administrative duties at the University, Dr. Ward is interested in research related to wound care and burn rehabilitation and has published extensively in the area of sensory recovery in healing wounds and rehabilitation of patients with burns.  Dr. Ward has a Ph.D. in Physiology and a B.A. degree in Physical Therapy from the University of Utah.

Item 9.01                 Financial Statements and Exhibits

(d)  Exhibits.
Exhibit No.	Description
99	Press Release announcing appointment of new board member dated June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman, CEO and President

Date: June 5, 2013